Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is entered into effective as of September 30, 2017, by and between Christos P. Traios (“Seller”), a resident of Piraeus, Greece, and Petrogress Int’l, Inc., a Delaware limited liability company (“Purchaser”). Purchaser and Seller may collectively be referred to as the “Parties.”

WHEREAS, Seller is the record owner and holder of 1,080,000 shares (from a total of 1,200,000 shares issued and outstanding) of Petrogres Africa Company Limited, a limited liability company formed under The Companies Code, 1963 (Act. 179) in the Republic of Ghana (Reg. No.CS1866362016) (the “Shares” and the “Company”). The Shares comprise 90% of the Company’s total issued and outstanding shares.

WHEREAS, the Parties desire to enter into this Agreement pursuant to which Purchaser will purchase the Shares from Seller.

NOW, THEREFORE, in consideration for the promises set forth in this Agreement, the Parties agree as follows:

1.

PURCHASE AND SALE: Subject to the terms and conditions set forth in this Agreement, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell, transfer and convey to the Purchaser the Units.

2.	PURCHASE PRICE: The purchase price for each share of Stock shall be One Dollar (US) ($1.00), to be paid to the Seller in cash at the closing.

3.

CLOSING: The closing contemplated by this Agreement for the transfer of the Stock and the payment of the Purchase Prices shall take place at such time and place as the Parties shall agree (the “Closing”). The certificates representing the Units, if any, shall be duly endorsed for transfer or accompanied by an appropriate transfer. Otherwise, the exchange of consideration referenced herein, and the agreement represented by the executed copy of this Agreement, shall serve such purpose.

4.	REPRESENTATIONS AND WARRANTIES OF SELLER: Seller hereby warrants and represents that:

(a)

Restrictions on the Units. The Seller is not a party to any agreements that create rights or obligations in the Units relating to any third party including voting or stockholder agreements. The Seller is the lawful owner of the Units, free and clear of any encumbrances, security interests or liens of any kind and has full power and authority to sell and transfer the Units as contemplated in this Agreement.

(b)

Organization and Standing. To the Seller’s knowledge, the Company is duly organized, validly existing and in good standing under the laws of the Republic of Ghana and has full power and authority to own and operate its property and assets and to carry on its business as presently conducted.

5.

SEVERABILITY: If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

6.	BINDING EFFECT: The covenants and conditions contained in this Agreement shall apply to and bind the parties and the heirs, legal representatives, successors and permitted assigns of the Parties.

7.

BROKER’S FEES: The Parties represent that there has been no act in connection with the transactions contemplated in this Agreement that would give rise to a valid claim against either party for a broker’s fee, finder’s fee or other similar payment.

8.

ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the Parties and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Agreement. This Agreement may be modified in writing and must be signed by both the Seller and Purchaser.

9.	GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.

NOTICE: Any notice required or otherwise given pursuant to this Agreement shall be in writing and mailed certified return receipt requested, postage prepaid, or delivered by overnight delivery service:

(a)	If to Purchaser:
Petrogress Int’l LLC c/o Petrogress, Inc. 757 3rd Ave., Ste. 2110 NY, NY 10017

(b)	If to Seller:
Christos P. Traios c/o Petrogress, Inc.

(c)	If to the Company:
MKT 56 CEMETERY ROAD, COMMUNITY 9 TEMA, GREATER ACCRA, REPUBLIC OF GHANA

11.

WAIVER: The failure of either party to enforce any provisions of this Agreement shall not be deemed a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

PURCHASER:	SELLER:

Christos P. Traios, Manager for and on behalf of the sole member, Petrogress Int’l llc.	Christos P. Traios, Shareholder of Petrogres Africa Company Limited

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